UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2006

PRICE COMMUNICATIONS CORPORATION
(Exact Name of Registrant
as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-8309	13-2991700
(Commission File Number)	(IRS Employer Identification No.)

45 Rockefeller Plaza,
New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 757-5600

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     In a letter dated July 28, 2006, the New York Stock Exchange (the “NYSE”) notified Price Communications Corporation (NYSE:PR) that it intends to suspend trading in the Company’s common stock prior to the opening on Monday, August 28, 2006 or such earlier date as i) the Company commences trading in another securities marketplace or ii) there is a material adverse development. The NYSE is taking this action under Rule 802.01D of the NYSE in view of the Company’s announcement subsequent to its 2006 Annual Meeting, held on July 25, 2006, that holders of approximately 83% of the Company’s outstanding shares have approved the dissolution of the Company. The Company has accepted the NYSE’s determination and does not expect to appeal it.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICE COMMUNICATIONS CORPORATION
(Registrant)

Date:	August 4, 2006	By:	/s/ Kim I. Pressman

			Name:	Kim I. Pressman
			Title:	Executive Vice President and Chief Financial Officer